Exhibit 5.1

[O’Melveny & Myers LLP Letterhead]

August 28, 2007

Exar Corporation

48720 Kato Road

Fremont, California 94538

Re:	Registration of Securities of Exar Corporation

Ladies and Gentlemen:

In connection with the registration of up to 2,682,280 shares of Common Stock of Exar Corporation, a Delaware corporation (the “Company”), par value $0.0001 per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the Sipex Corporation 2006 Equity Incentive Plan, the Sipex Corporation Amended and Restated 2002 Nonstatutory Stock Option Plan, the Sipex Corporation 2000 Non-Qualified Stock Option Plan, the Sipex Corporation 1999 Stock Plan, the Sipex Corporation 1997 Stock Option Plan, and Stand-Alone Option Agreements (the “Plans”), you have requested our opinion set forth below.

In our capacity as counsel, we have examined originals or copies of those corporate and other records of the Company we considered appropriate.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plans and relevant agreements duly authorized by and in accordance with the terms of the Plans, and upon payment for and delivery of the Shares as contemplated in accordance with the Plans, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP